Exhibit 99(i)
                                                                    Page 1 of 1


                       CONNECTICUT NATURAL GAS CORPORATION
                         Form S-8 Registration Statement
                           Union Employee Savings Plan
                                  Exhibit Index


                                                                  Document
              Item            Description                       Description
           ----------         -----------                       -----------

            99(i)         Exhibit Index                           EX-99.1

             4(i)         Connecticut Natural Gas Corporation     EX-4.1
                          Union Employee Savings Plan


             4(ii)        Connecticut Natural Gas Corporation     EX-4.2
                          Union Employee Savings Plan Trust
                          Agreement, including Amendments
                          thereto

             5(i)         Opinion of Murtha, Cullina,             EX-5.1
                          Richter, and Pinney
                          re:  legality

            23(i)         Consent of Arthur Andersen & Co.        EX-23.1

            23(ii)        Consent of Murtha, Cullina,             EX-23.2
                          Richter and Pinney (included
                          in Exhibit 5(i)

            24            Power of Attorney                       EX-24




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